Exhibit 1.1

THERAVANCE BIOPHARMA, INC.

(a Cayman Islands exempted company)

6,700,000 Ordinary Shares, par value $0.00001 per share

UNDERWRITING AGREEMENT

June 24, 2021

June 24, 2021

SVB Leerink LLC

Evercore Group L.L.C.

Credit Suisse Securities (USA) LLC

As Representatives of the Underwriters listed on Schedule I

c/o	SVB Leerink LLC 255 California Street

San Francisco, CA 94111

c/o	Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 6,700,000 ordinary shares, par value $0.00001 per share, of the Company (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,005,000 ordinary shares, par value $0.00001 per share, of the Company (the “Additional Shares”) if and to the extent that SVB Leerink LLC, Evercore Group L.L.C. and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value $0.00001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Shares will have attached thereto rights (the “Rights”), if issued, to acquire preferred shares of Theravance Biopharma, Inc. pursuant to the form of Rights Agreement by and between Theravance Biopharma, Inc. and the rights agent named therein, as amended (the “Rights Agreement”) and established pursuant to the shelf rights plan resolution adopted by the shareholders of the Company on May 1, 2018 (the “Shelf Rights Plan Resolution”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-235339), including a base prospectus (the “Base Prospectus”), covering the offering and sale of certain securities, including the Shares, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”, the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.              Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)     The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.

(b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, when filed, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus as of its date and the Closing Date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)     The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been filed, or will be, when filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply when filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)     (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(e)     Ernst & Young LLP, which audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(f)      The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act.

(g)     Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except as described in the Time of Sale Prospectus there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(h)     The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and the Shares; and the Company is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i)      Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (or the functional equivalent) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding share capital or capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of share capital or capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (i) the subsidiaries set forth in Schedule III hereto and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(j)      The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The issued and outstanding share capital of the Company has been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company

(k)     This Agreement has been duly authorized, executed and delivered by the Company.

(l)      The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued by the Company pursuant to this Agreement and the Amended and Restated Memorandum and Articles of Association of the Company against payment of the consideration set forth herein and, with respect to the Ordinary Shares, have been registered on the Company’s register of members, will be validly issued and fully paid and non assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. The Rights Agreement has been duly authorized, by the Company and, if and when executed and delivered pursuant to the Shelf Rights Plan Resolution, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Rights have been duly authorized by the Company and, if and when issued, will be validly issued, and the Series A junior participating preferred shares have been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(m)    Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association, charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n)     No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(o)     There is no claim, action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(p)     There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(q)     Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For purposes of this Agreement, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(r)      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of The Nasdaq Stock Market LLC, state securities laws or laws and regulations of jurisdictions outside the United States or the rules of The Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s)     The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)      The Company and its subsidiaries have good and marketable title or have valid rights to lease or otherwise use all real and personal property that is material to the business of the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or its subsidiaries holds properties described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above.

(u)     All United States, Cayman Islands, Irish and other non-U.S., income tax returns (whether federal, state or local) of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such tax returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The United States, Cayman Islands, Irish and other non-U.S., income tax returns (whether federal, state or local) of the Company through the fiscal year ended December 31, 2020 have been filed. While the Company has not received any assessment to date, with respect to the filed returns, it has never been subjected to an audit from a tax authority in any of the jurisdictions in which it operates. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable U.S., Cayman Islands, Irish or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves in accordance with GAAP have been established by the Company.

(v)     The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or subsequent taxable years. The Company believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year.

(w)    The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(x)     Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(y)    Except for such rights as have been satisfied or waived, there are no persons with pre-emptive rights, registration rights or other similar rights to (i) purchase the Shares or (ii) have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(z)     Except as set forth or incorporated by reference in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended, except for violations which, singly or in the aggregate, would not result in a Material Adverse Effect.

(aa)   The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is reasonably prudent, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(bb)  The Company and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries employ disclosure controls and procedures that are designed to reasonably assure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and that material information regarding the Company and its subsidiaries is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc)  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(dd) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee)  All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its subsidiaries, taken as a whole, have been adequately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical trial the aggregate results of which call into question the results of any clinical trial conducted by or on behalf of the Company that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any notices or statements from the U.S. Food and Drug Administration (“FDA”) or any comparable non-U.S. regulatory agency (each a “Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any notices or statements from any Regulatory Authority, and otherwise has no knowledge of (1) any investigational new drug application for any potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (2) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, materially modified or limited.

(ff)    The Company and each of its subsidiaries: (1) are and at all times have been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (2) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (3) possess all material Authorizations and such material Authorizations are valid and in full force and effect and are not in violation of any term of any such material Authorizations; (4) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and, to the knowledge of the Company, no such proceedings are threatened or contemplated by any such governmental authority or third party; (5) have not received notice that any Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Authorizations and, to the knowledge of the Company, no such Regulatory Authority has threatened such action; and (6) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(gg)  None of the Company, any of its subsidiaries, or any director, officer, or, to the knowledge of the Company, any employee, affiliate or agent or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-corruption laws, and the Company and each of its subsidiaries and, to the knowledge of the Company, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh)   The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)     None of the Company, any of its subsidiaries or any director or officer thereof, or to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj)     Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(kk)   Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ll)     The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the Exchange Act).

(mm) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands that will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of the Specified Courts (as defined in Section 15 of this Agreement), and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Shares in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(nn)  Any final judgment for a fixed sum of money rendered by a Specified Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Shares would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands.

(oo)  Except as disclosed in the Time of Sale Prospectus and the Prospectus, no transaction stamp or other issuance, transfer or withholding taxes or duties are payable by or on behalf of each Underwriter to the government of the Cayman Islands, Ireland or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Shares, (ii) the sale and delivery by the Company of the Shares to or for the account of each Underwriter, (iii) the initial resale sale and delivery by each Underwriter of the Shares to purchasers thereof or (iv) the execution, delivery and performance of this Agreement or any other document contemplated hereby; provided, that, this Agreement is not executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Company confirms it has not executed this Agreement in, nor will it, after execution, bring this Agreement within, the jurisdiction of the Cayman Islands.

(pp)  Except as disclosed in the Time of Sale Prospectus and the Prospectus, no regulatory approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or taxing authority thereof or therein.

(qq)  It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in the Cayman Islands.

(rr)    This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement.

(ss)   Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 15 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands.

(tt)         Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own or have the valid and enforceable right to use all patents, inventions, copyrights, licenses, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and all other similar intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses and as proposed to be conducted; (ii) all Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, all Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the ownership, inventorship, validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by or exclusively licensed to the Company; (v) neither the Company nor any of its subsidiaries nor the conduct of their respective businesses infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) none of the product candidates of the Company or any of its subsidiaries, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge, no such agreement has been breached or violated; and (viii) the Company and its subsidiaries use, and have used, commercially reasonable efforts in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(uu)      (i) The Company and each of its subsidiaries have complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of data (including all personal, personally identifiable, household, sensitive, confidential or regulated data) (such obligations, “Data Security Obligations”, and such data, “Data”); (ii) neither the Company nor any of its subsidiaries has received any written notification of or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body, pending or, to the Company’s knowledge, threatened, alleging non-compliance with any Data Security Obligation. The Company and its subsidiaries have at all times taken steps reasonably necessary in accordance with industry standard practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, there has been no unauthorized access to such information.

(vv)      The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its subsidiaries have implemented and maintained all technical and organizational measures, controls, policies, procedures, and safeguards necessary to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the knowledge of the Company, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ww)            [Reserved.]

(xx)              As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $14.10 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,005,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.            Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $15.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.5400 a share under the Public Offering Price.

4.            Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 29, 2021, or at such other time on the same or such other date, not later than July 6, 2021, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 29, 2021, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

Delivery of the Securities shall be effected by updating the register of members of the Company to reflect the issuance of such Securities.

5.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)            The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, each dated the Closing Date, in form and substance satisfactory to the Representatives.

(d)            The Representatives shall have received on the Closing Date an opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e)            The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, each dated the Closing Date, in form and substance satisfactory to the Representatives.

The opinions of counsel for the Company described in Section 5(c)  and 5(d) above shall be rendered to the Representatives at the request of the Company and shall so state therein.

(f)             The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)            [Reserved.]

(h)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)             The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)            an opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)           an opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)           an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)            a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi)           a certificate from the Chief Financial Officer of the Company, dated the Option Closing Date, to the same effect as the certificate required by Section 5(g) hereof; and

(vii)          such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any such proposed free writing prospectus to which you reasonably object.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)             If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)            To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)             Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (up to a maximum amount of $40,000 when taken together with clause (iv)), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on The Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)             [Reserved.]

(k)            The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(l)             The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of Cayman Islands or any taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(m)           All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(n)            All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

The Company also covenants with each Underwriter that, without the prior written consent of SVB Leerink LLC and Evercore Group L.L.C. on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the Commission relating to the offering of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than registration statement on Form S-8. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Ordinary Shares issued pursuant to outstanding options, restricted share units (“RSUs”) or other rights under the Company’s existing equity incentive plans, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) any options to purchase Ordinary Shares, restricted share awards or RSUs granted under the Company’s equity incentive plans, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as may be subsequently amended or adopted; provided that such options, restricted share awards or RSUs shall not vest or become exercisable prior to the expiration of the lock-up period as described in Exhibit A hereto, (D) any Ordinary Shares issued by the Company upon the exercise of any other option or warrant, settlement of an RSU or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (E) any Ordinary Shares issued by the Company pursuant to the Company’s Employee Share Purchase Plan as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (F) any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares issued in connection with any joint venture, marketing or distribution arrangement, collaboration agreement, intellectual property license agreement, co-development agreement, acquisition by the Company or any of its subsidiaries of any business, property or other assets (whether by means of a merger, stock purchase, asset purchase or otherwise) or other strategic transaction, provided that (x) the aggregate number of Ordinary Shares (on an as-converted, as-exercised and as-exchanged basis) that the Company may issue or sell or agree to issue or sell pursuant to this clause (F) shall not exceed 5% of the total number of outstanding Ordinary Shares immediately following the completion of the transactions contemplated by this Agreement, (y) the recipient of any such Ordinary Shares or other securities issued or sold pursuant to this clause (F) during the 90-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto and (z) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar with respect to such Ordinary Shares and other securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives.

7.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through you consists of the information described as such in paragraph (b) below.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; it being agreed and understood that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter under the heading “Underwriting”: the concession and reallowance figures and the last sentence in the first paragraph under the caption “Underwriting—Discounts and Commissions,” and the information contained in the first, second and third paragraphs and the last sentence of the fourth paragraph under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids”

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.            Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed Theravance Biopharma US, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

16.            Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by the Cayman Islands, Ireland, any other jurisdiction in which the Company is organized, doing business or resident for tax purposes or any jurisdiction from or through which a payment is made, or by any department, agency or other political subdivision or taxing authority thereof (each, a “Taxing Jurisdiction”), and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), except as required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriters, except to the extent that such Taxes were imposed due to any Underwriter or any agent thereof having any present or former connection with a Taxing Jurisdiction other than solely as a result of (A) the execution and delivery of, or performance of, its obligations under this Agreement, (B) receiving or paying for the Securities or (C) receiving any payments or enforcing any rights hereunder.

17.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased (net of any premiums and costs of exchange payable in connection with the purchase of United States dollars) are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

18.            Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: General Counsel, Investment Banking and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629

Facsimile: (212) 325-4296, Attention: IB CM&A Legal; and if to the Company shall be delivered, mailed or sent to Theravance Biopharma, Inc. c/o Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: General Counsel.

Very truly yours, Theravance Biopharma, Inc.

By:	/s/ Andrew A. Hindman
Name: Andrew A. Hindman
Title: Chief Financial Officer

Accepted as of the date hereof

SVB Leerink LLC
Evercore Group L.L.C.

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

By:	SVB Leerink LLC

By:	/s/ Murphy Gallagher
Name: Murphy Gallagher
Title: Managing Director

By:	Evercore Group L.L.C.

By:	/s/ Ed Baxter
Name: Ed Baxter
Title: Senior Managing Director

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Andrew E. Singer
Name: Andrew E. Singer
Title: Managing Director

Schedule I

Underwriter	Number of Firm Shares To Be Purchased
SVB Leerink LLC	2,680,000
Evercore Group L.L.C.	2,345,000
Credit Suisse Securities (USA) LLC	1,340,000
H.C. Wainwright & Co., LLC	335,000
Total:	6,700,000

I-1

Schedule II

Time of Sale Prospectus

Preliminary Prospectus issued June 24, 2021

Free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act:
[None.]

Pricing Information Conveyed Orally by the Underwriters:

•	Firm Shares: 6,700,000

•	Additional Shares: 1,005,000

•	Price to Public: $15.00 per share

II-1

Schedule III

List of subsidiaries of the Company

Theravance Biopharma US, Inc. (Delaware)

Theravance Biopharma UK Limited (England and Wales)

Theravance Biopharma Ireland Limited (Ireland)

Theravance Biopharma R&D IP, LLC (Delaware)

Theravance Biopharma Antibiotics IP, LLC (Delaware)

Theravance Biopharma US Holdings, Inc. (Delaware)

Triple Royalty Sub LLC (Delaware)

Triple Royalty Sub II LLC (Delaware)

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2021

SVB Leerink LLC

Evercore Group L.L.C.

c/o   Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o  SVB Leerink LLC
255 California Street

San Francisco, CA 94111

Ladies and Gentlemen:

The undersigned understands that SVB Leerink LLC, Evercore Group L.L.C., as representatives (together, the “Representatives”) of the several underwriters (the “Underwriters”), including the Representatives, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, of a number of ordinary shares (the “Shares”), par value $0.00001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of SVB Leerink LLC and Evercore Group L.L.C. on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

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Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) in connection with the sale or other transfer of Shares made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Letter Agreement or (iv) with the prior written consent of SVB Leerink LLC and Evercore Group L.L.C., provided, however, that in the case of clauses (i) and (ii), no party, including the undersigned, shall (a) be required to, nor shall it voluntarily, file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with such transfer (other than a filing on Form 5 made after the expiration of the Restricted Period) or (b) otherwise voluntarily effect any public filing, report or announcement of such transfer. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Lock-Up Securities to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Lock-Up Securities subject to the provisions of this agreement and there shall be no further transfer of such Lock-Up Securities except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value. Further, notwithstanding the foregoing, the undersigned may enter into a new plan to transfer or sell Ordinary Shares pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act after the date of this agreement (a “New 10b5-1 Plan”); provided, that such New 10b5-1 Plan does not permit transfers or sales of Ordinary Shares, and no transfers or sales of Ordinary Shares pursuant to such plan occur, until on or after the expiration of the Restricted Period; and provided, further, that no party, including the undersigned, shall (a) be required to, nor shall it voluntarily, file a report under the Exchange Act in connection with the entry into a New 10b5-1 Plan or (b) otherwise voluntarily effect any public filing, report or announcement of the entry into a New 10b5-1 Plan. Furthermore, the undersigned may (x) surrender Ordinary Shares to the Company upon the vesting or settlement of any restricted share or restricted share unit award of the Company (collectively, “Restricted Shares”) held by the undersigned and issued under the Company’s equity incentive plans described in the Prospectus (or the documents incorporated therein by reference), provided that such surrender is solely for the purpose of covering the undersigned’s tax withholding liability in connection with the vesting or settlement of such Restricted Shares pursuant to a share withholding program approved by the Company’s Board of Directors or Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) prior to the date of this agreement, or (y) sell Ordinary Shares to cover such tax withholding liability through a broker in accordance with the terms of the applicable equity incentive plan or arrangement approved by the Company’s Board of Directors or Compensation Committee prior to the date hereof; provided that, if the undersigned is required to file a report under the 1934 Act, during the Restricted Period related to such disposition of Ordinary Shares by the undersigned solely to cover the undersigned’s tax withholding liability, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of the undersigned’s tax withholding liability in connection with the vesting or settlement of such Restricted Shares.

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In addition, the undersigned agrees that, without the prior written consent of SVB Leerink LLC and Evercore Group L.L.C. on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement shall automatically terminate upon the earlier to occur of: (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the closing of the Public Offering or (iii) July 31, 2021, if the Underwriting Agreement has not been executed by that date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

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This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This agreement may be signed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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Very truly yours,

IF AN INDIVIDUAL:

By:
(duly authorized signature)

Name:
(please print full name)

Date:

IF AN ENTITY:

(please print complete name of entity)

By:
(duly authorized signature)

Name:
(please print full name)

Date:

[Signature Page to Lock-up Letter]

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